Exhibit 99.3

THINKORSWIM GROUP INC. AND SUBSIDIARIES

Financial Summary of Costs and Expenses

(in thousands)

(unaudited)

Cost of Revenue

Three Months Ended June 30, 2008
Partner commissions	$6,320
Payroll costs	10,013
Clearing and brokerage fees and other related expenses	7,380
Depreciation and amortization	4,884
Other	5,726
Total cost of revenue	$34,323

Selling Expense

Three Months Ended June 30, 2008
Marketing	$10,718
Payroll costs	2,475
Other	1,027
Total selling expense	$14,220

General and Administrative Expense

Three Months Ended June 30, 2008
Payroll costs	$8,730
Other	11,603
Total general and administrative expense	$20,333